UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2015

ZAGG INC

(Exact name of registrant as specified in its charter)

Nevada	001-34528	20-2559624
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah 84115
(Address of principal executive offices)

Registrant’s telephone number, including area code: (801) 263-0699

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 16, 2015, the Board of Directors (the “Board”) of ZAGG Inc (the “Company”) adopted and approved an amendment (the “Amendment”) to its Second Amended and Restated Bylaws to delete in its entirety Article XIV, Section 46 of such Bylaws, which provided that Utah be the exclusive forum for certain enumerated shareholder disputes.

The full text of the Amendment is filed as Exhibit 3.1 to this Current Report and is incorporated herein by reference.

On June 16, 2015, the Board also adopted a resolution authorizing and directing the Company to proceed with taking the necessary steps to change its jurisdiction of incorporation from Nevada to Delaware by conversion, merger, reincorporation or such other process as is permitted by applicable law, such process to be completed within the next twelve (12) months.

Item 8.01 Other Events.

The information set forth in Item 5.03 related to Board adoption of a resolution authorizing the Company to proceed with steps necessary to effect the change of the Company’s jurisdiction of incorporation from Nevada to Delaware is incorporated by reference into this Item 8.01.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Amendment to Second Amended and Restated Bylaws of ZAGG Inc

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAGG Inc

Date: June 16, 2015	By:	/s/ /s/ Randall L. Hales
Name: Randall L. Hales Its: Chief Executive Officer